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                                                                    EXHIBIT 23.8



                CONSENT OF McDONALD & COMPANY SECURITIES, INC.



     We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our fairness opinion dated January 13, 1998. Our consent should not be construed as an admission that this firm is a person from whom a consent is required under
Section 7 of the Securities Act of 1933, as amended.



McDONALD & COMPANY SECURITIES, INC.


Chicago, Illinois
April 24, 1998